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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported):  August 14, 2000


                               II-VI INCORPORATED
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               (Exact name of registrant as specified in charter)

     Pennsylvania                     0-16195                  25-1214948
     ------------                     -------                  ----------
   (State or other            (Commission File Number)     (I.R.S.   Employer
   of incorporation)                                       Identification No.)



      375 Saxonburg Boulevard, Saxonburg, PA                  16056
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      (Address of principal executive offices)              (Zip Code)


                                 (724) 352-4455
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              (Registrant's telephone number, including area code)

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         (Former Name or Former Address, if Changed Since Last Report)


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Item 2.   Acquisition or Disposition of Assets.

          On August 14, 2000, II-VI Incorporated, a Pennsylvania corporation (the "Registrant"), completed its previously announced exchange offer (the "Offer") for all outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Laser Power Corporation, a Delaware corporation ("Laser Power"), at a price per Share of .052 shares of common stock, no par value ("II-VI Shares"), of the Registrant and $3.08 net to the seller in cash. The acquisition was effected pursuant to an Agreement and Plan of Merger dated as of June 28, 2000 (the "Merger Agreement") by an among the Registrant, Laser Power and the Registrant's wholly owned subsidiary, II-VI Acquisition Corp., a Delaware corporation (the "Purchaser").

          The Offer expired at 12:00 midnight, Eastern Standard time, on Friday, August 11, 2000. In the Offer, the Purchaser purchased 7,249,420 Shares, which constituted approximately 74.7% of the outstanding Shares not already owned by the Registrant. The aggregate purchase price for the Shares pursuant to the Offer was approximately $22,300,000 in cash and 369,338 II-VI Shares.

          As soon as practicable, pursuant to the Merger Agreement and subject to the conditions set forth in the Merger Agreement, Purchaser will merge with and into Laser Power (the "Merger"). At the effective time of the Merger, each Laser Power Share held in the treasury of Laser Power or owned by II-VI or Purchaser will be canceled and retired, and every other outstanding Laser Power Share will be converted into the right to receive the same consideration paid in the Offer.

          Laser Power designs, manufactures and markets high performance optics for industrial, medical and military applications. Laser Power also provides thin-film design and coating services to industrial and military customers. Laser Power's laser optics products are sold to laser systems OEMs and end users as original and replacement components in high power CO2 and other lasers.
Laser Power's infrared optic products are sold primarily to the U.S. Government and its prime contractors for use in night vision and thermal imaging and guidance systems.

          The Registrant entered into a credit agreement dated as of August 14, 2000, with PNC Bank, National Association, and certain other lenders. Under the terms of the credit agreement, the lenders will provide credit facilities in the aggregate principal amount of $45,000,000 to the Registrant in order to fund the acquisition of Laser Power as provided for in the merger agreement, refinance existing indebtedness of the Registrant and Laser Power, pay transaction fees and expenses related to the offer, the merger and the credit facilities and for general corporate purposes before and after the merger. The credit agreement provides that the credit facilities will be secured by certain assets of the Registrant, Laser Power and their respective subsidiaries including, security interests in inventory and accounts receivable and pledges of the capital stock of the Registrant's and Laser Power's respective domestic and foreign subsidiaries.
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          On August 14, 2000, the Registrant borrowed $25,000,000 pursuant to the credit agreement to fund the purchase of the shares of Laser Power common stock tendered pursuant to the offer and for other general corporate purposes. The Registrant exercised its election pursuant to the credit agreement and converted the full amount borrowed to a term loan. In addition, on August 14, 2000 the Registrant converted borrowings of $2,750,000 under its previous line of credit with PNC Bank into borrowings under the new credit agreement. As a result, $17,250,000 of the credit facilities remain available to the Registrant subject to the terms and conditions of the credit agreement and related loan documents.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a) Financial Statements Of Businesses Acquired

          Previously filed with the Registrant's Registration Statement on Form S-4 (File No. 333-41314), as amended on August 2, 2000 and August 4, 2000 and incorporated herein by reference.

          (b) Pro Forma Financial Information

          Previously filed with the Registrant's Registration Statement on Form S-4 (File No. 333-41314), as amended on August 2, 2000 and August 4, 2000 and incorporated herein by reference.

          (c) Exhibits

          Exhibit 2 Agreement and Plan of Merger, dated as of June 28, 2000, by and among Laser Power, the Registrant and the Purchaser (incorporated by reference from exhibit 2 to the Registrant's Registration Statement on Form S-4, as amended on August 2, 2000 and August 4, 2000).

          Exhibit 4 Credit Agreement by and among the Registrant, its subsidiary guarantors, PNC, National Association and certain other lenders dated August 14, 2000 (incorporated by reference from exhibit (b)(1) to Amendment No. 3 to the Registrant's Tender Offer Statement on Schedule TO filed on August 24, 2000).
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                                   SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    II-VI INCORPORATED


                              By:    /s/ Carl J. Johnson
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                                 Name:  Carl J. Johnson
                                 Title: Chairman and
                                        Chief Executive Officer


Date:  August 24, 2000
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                                 EXHIBIT INDEX


Exhibit 2 Agreement and Plan of Merger, dated as of June 28, 2000, by and among Laser Power, the Registrant and the Purchaser (incorporated by reference from exhibit 2 to the Registrant's Registration Statement on Form S-4, as amended and August 2, 2000 and August 4, 2000).

Exhibit 4 Credit Agreement by and among the Registrant, its subsidiary guarantors, PNC, National Association and certain other lenders dated August 14, 2000 (incorporated by reference from exhibit
               (b)(1) to Amendment No. 3 to the Registrant's Tender Offer Statement on Schedule TO filed on August 24, 2000).